SCHEDULE 14A
          PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.__)

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [ ]


Check the appropriate box:

 [ ]      Preliminary Proxy Statement        [ ]  Confidential, for Use of
                                                  the Commission Only
                                                  (as permitted by
                                                  Rule 14a-6(e)(2))
 [X]    Definitive Proxy Statement
        Definitive additional materials
        Soliciting material pursuant to Rule 14a-12


                         TIFF INVESTMENT PROGRAM, INC.
     (Name of Registrant as Specified in Its Charter/Declaration of Trust)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

[ ]  Fee  paid previously with  preliminary  materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

                           NOTICE OF SPECIAL MEETING
                                 OF MEMBERS OF
                         TIFF INVESTMENT PROGRAM, INC.
                                 _____________

                              TIFF SHORT-TERM FUND
                                 _____________

                     590 PETER JEFFERSON PARKWAY, SUITE 250
                        CHARLOTTESVILLE, VIRGINIA 22911

           SPECIAL MEETING OF MEMBERS TO BE HELD ON APRIL 19, 2004



     Notice is hereby given that a special meeting of shareholders ("members") of the TIFF Short-Term Fund, a series of the TIFF Investment Program, Inc., will be held on April 19, 2004 at 10:00 a.m., Eastern time, at the offices of TIFF Advisory Services, Inc., 590 Peter Jefferson Parkway, Suite 250, Charlottesville, Virginia 22911.


The special meeting is being held for the following purposes:

     1. To approve an amended Advisory Agreement between the TIFF Investment Program, Inc., on behalf of the TIFF Short-Term Fund, and TIFF Advisory Services, Inc.;

     2.   To amend the investment objective of the TIFF Short-Term Fund;

     3. To change a fundamental restriction of the TIFF Short-Term Fund with respect to the concentration of investments; and

     4. To transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

Members of record at the close of business on March 1, 2004 are entitled to notice of, and to vote at, the special meeting. The accompanying Proxy Statement contains more information about the proposals referred to above. Each member is invited to attend the special meeting in person.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. TO AVOID THE COST OF FOLLOW UP SOLICITATION AND A POSSIBLE ADJOURNMENT, PLEASE READ THE ENCLOSED PROXY STATEMENT AND COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY FORM AS
PROMPTLY AS POSSIBLE BY MAIL IN THE ACCOMPANYING ENVELOPE OR BY FAX TO 434-817-8231. ALTERNATIVELY, YOU MAY VOTE VIA TIFF'S WEBSITE AT WWW.PROXYVOTING.TIFF.ORG. ANY MEMBER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN THOUGH A PROXY HAS ALREADY BEEN RETURNED.


         By order of the Board of Directors of the TIFF Investment Program, Inc.


         Tina M. Leiter
         Secretary




April 2, 2004

                         TIFF INVESTMENT PROGRAM, INC.
                     590 PETER JEFFERSON PARKWAY, SUITE 250
                        CHARLOTTESVILLE, VIRGINIA 22911
                                 _____________

                              TIFF SHORT-TERM FUND
                                 _____________

                                PROXY STATEMENT

            SPECIAL MEETING OF MEMBERS TO BE HELD ON APRIL 19, 2004


This Proxy Statement is furnished by the TIFF Investment Program, Inc. ("TIP") to the members of its TIFF Short-Term Fund (the "fund") on behalf of TIP's Board of Directors (the "Board" or the "Directors") in connection with TIP's solicitation of the accompanying proxy. The proxy will be voted at a special meeting of members to be held on April 19, 2004 at 10:00 a.m., Eastern time, at the offices of TIFF Advisory Services, Inc. ("TAS" or the "Advisor"), 590 Peter Jefferson Parkway, Suite 250, Charlottesville, Virginia 22911, and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement is being first mailed to members of the fund on or about April 2, 2004.


VOTING RIGHTS

Only members of record on March 1, 2004 (the "record date") are entitled to be present and to vote at the Meeting. Each member will have one vote for each dollar, and a proportionate fraction of a vote for each fraction of a dollar, of the net asset value per share of each share held on the record date. As of March 1, 2004, there were outstanding 12,564,606.799 shares of the fund with an aggregate net asset value of $123,384,438.77. Additional information regarding share ownership of the fund is included as Exhibit A to this Proxy Statement.


If the enclosed proxy form is properly executed and returned in time to be voted at the Meeting, the shares represented by the proxy form will be voted in accordance with the instructions marked on the proxy form. If you specify a vote on any of the proposals, discussed below (each, a "Proposal"), your proxy will be voted as you indicated, and any Proposal for which no vote is specified will be voted FOR that Proposal. If no instructions are marked on the proxy form, the proxy will be voted FOR each Proposal. Any member giving a proxy either by mail, facsimile or internet has the power to revoke it prior to its exercise by submitting a letter of revocation or a later dated proxy form to TIP at the address indicated on the enclosed envelope provided with this Proxy Statement. Being present at the Meeting alone does not revoke a previously executed and returned proxy form. In tallying votes, abstentions will be counted as shares that are present for purposes of determining the presence of a quorum, but which have not been voted. Accordingly, abstentions will effectively be a vote against a Proposal.

QUORUM; ADJOURNMENT

A quorum for the transaction of business at the Meeting is constituted by the presence in person or by proxy of holders of one-third of the outstanding shares of the fund. In the event that a quorum is not present at the Meeting or in the event that a quorum is present but sufficient votes to approve any of the Proposals are not received, or for any other reason, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy and voting on the question of adjournment. The persons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST any such proposal against any such adjournment. Abstentions will have no effect on the outcome of a vote on adjournment. A member vote may be taken on one or more of the Proposals in this Proxy Statement prior to any such adjournment, if sufficient votes have been received for approval and it is otherwise appropriate.

PROXY SOLICITATION

The solicitation of proxies will be primarily by mail. In addition, certain officers and representatives of TIP may, without remuneration, solicit proxies by personal interview, telephone, facsimile or email. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Meeting.

All costs associated with the preparation, filing and distribution of this Proxy Statement, the solicitation and the Meeting will be borne by the fund. EOS Fund Services LLC has agreed to assist in the distribution and tabulation of proxies. The cost of the proxy solicitation is anticipated to be $500.

REPORTS TO MEMBERS

TIP will furnish to members upon request, without charge, copies of its Annual Report containing audited financial statements for the fiscal year ended December 31, 2003 by mailing your request in the enclosed postage-paid, addressed envelope. The Annual Report is not to be regarded as proxy solicitation material.

                                 THE PROPOSALS

               PROPOSAL 1: APPROVAL OF AMENDED ADVISORY AGREEMENT


TAS serves as the investment Advisor to the fund pursuant to an advisory agreement dated February 10, 1994 (the "Current Agreement"). The Current Agreement was approved by the initial shareholder of the fund on March 29, 1994 and was last approved by the Board on June 9, 2003, when the Board approved its continuation for a twelve month period commencing July 1, 2003. Pursuant to the Current Agreement, TAS implements the fund's investment program by selecting money managers for the fund, allocating cash among the money managers, performing certain cash management services and monitoring the fund's performance and the money managers' performance. TAS is not currently authorized to invest the fund's assets directly in securities or other investments, other than investment for cash management and other limited purposes. Members of the fund are being asked to approve an amended and restated advisory agreement ("Amended Agreement") between TAS and TIP, on behalf of the fund. The Amended Agreement would authorize the Advisor to invest that portion of the fund's assets that is not otherwise managed by a money manager in securities or other investments, in accordance with the fund's investment objectives, policies and restrictions. All other terms of the Current Agreement will remain unchanged, including those regarding compensation. A marked form of the Amended Agreement is attached to this Proxy Statement as Exhibit B.

Organized in 1993, TAS, a Delaware corporation, is a registered investment advisor with a principal office at 590 Peter Jefferson Parkway, Suite 250, Charlottesville, Virginia 22911. There are no other comparable U.S. registered mutual funds advised by TAS. Additional information regarding the principal executive officers and directors of TAS and the directors and officers of the fund who are also directors or officers of TAS is included in Exhibit C to this Proxy Statement. TAS serves as the investment advisor to the TIFF family of mutual funds. For the fiscal year ended December 31, 2003, the fund incurred advisory fees of $54,431, all of which were waived by the Advisor.

Organized in 1972, Fischer Francis Trees & Watts, Inc. ("FFTW"), a New York corporation, is a registered investment advisor with a principal office at 200 Park Avenue, New York, New York 10166. Pursuant to an investment money manager agreement, FFTW manages the investment and reinvestment of the assets of the fund. FFTW is directly wholly-owned by Charter Atlantic Corporation. For the fiscal year ended December 31, 2003, the fund incurred money management fees of $322,220, $23,013 of which were waived by FFTW.

BOARD CONSIDERATIONS


At a Board meeting held on March 1, 2004, the Board, including all of the Directors who are not "interested persons" of TIP (the "Independent Directors"), approved the Amended Agreement and voted to recommend its approval by the fund's members.

In determining whether to approve the Amended Agreement and to recommend its approval to the members, a majority of the Board, including all of the Independent Directors, considered, among other things: (i) the nature and quality of the additional advisory services to be furnished by TAS; (ii) the experience and qualifications of the personnel who would provide those services;
(iii) TAS's investment philosophy and process; (iv) the fact that the Amended Agreement would not increase the advisory fees paid to TAS; (v) the fact that the Amended Agreement would assure continuity in, and provide TAS with flexibility to execute, the fund's investment program either directly or through money managers; and (vi) the expertise of TAS's personnel in the management of short-term fixed income securities.


The Board reviewed the proposed changes in the manner in which the fund would be managed and evaluated the investment management capabilities and controls of TAS as a direct manager of fund assets in light of these proposed changes and determined that TAS possessed the expertise to manage the fund directly. In making this determination, the Board questioned TAS personnel, including the individual who was expected to have direct responsibility for portfolio management. Finally, the Board also considered that, if TAS were to assume direct management of all of the fund's assets under the Amended Agreement, the fund would enjoy a significant reduction in management fees, enabling it to more closely track its benchmark. After duly considering the quality of TAS's personnel, operations, financial condition, investment advisory capabilities, methodologies and the fees to be paid to TAS under the Amended Agreement, the Board concluded that the terms of the Amended Agreement were fair and reasonable and that the Amended Agreement is in the best interest of the fund and its members.


If approved by a majority vote of the outstanding shares of the fund, the Amended Agreement will become effective on the first business day following member approval and will remain in force for a period of two years, and from year to year thereafter, subject to approval annually by the Board of Directors or by a majority vote of the outstanding shares of the fund, and, in either event, by a majority of the Independent Directors. If the members of the fund should fail to approve the Amended Agreement, the Current Agreement will remain in effect.

              TIP'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                   MEMBERS OF THE FUND VOTE "FOR" PROPOSAL 1.


           PROPOSAL 2: APPROVAL OF AMENDMENT TO INVESTMENT OBJECTIVE

The fund's current investment objective is to attain as high a rate of current income as is consistent with ensuring that the fund's interest rate risk does not exceed that of a portfolio invested exclusively in six-month US Treasury securities. Until recently, the fund invested in a broad range of short-term fixed income instruments, including US government securities, corporate obligations, and other instruments maturing in one year or less. As a result of recent market events, management, in consultation with the Board, adopted a temporary defensive strategy in which the fund principally invests in short-term government securities, including agency securities backed by the full faith and credit of the US government. This temporary defensive strategy was designed to minimize the fund's risk of principal loss. The fund's principal investment risks remain otherwise unchanged by this strategy. The Advisor and the Board have determined that this temporary defensive strategy should become the fund's permanent principal investment strategy. In order to implement this new principal investment strategy, members of the fund are being asked to amend the investment objective of the fund, as described below:

CURRENT: To attain as high a rate of current income as is consistent with ensuring that the fund's interest rate risk does not exceed that of a portfolio invested exclusively in six-month US Treasury Securities.

PROPOSED: To attain as high a rate of current income as is consistent with ensuring that the fund's risk of principal loss does not exceed that of a portfolio invested in six-month US Treasury bills.

If the members of the fund approve Proposal 2, such changes will become effective on April 29, 2004. If Proposal 2 is not approved by the members, the fund's current fundamental investment objective and principal investment strategies will remain unchanged.

              TIP'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                   MEMBERS OF THE FUND VOTE "FOR" PROPOSAL 2.

           PROPOSAL 3: APPROVAL OF CHANGE TO FUNDAMENTAL RESTRICTION
                WITH RESPECT TO THE CONCENTRATION OF INVESTMENTS

Under the fund's current fundamental restriction with respect to the concentration of investments, the fund is required to invest more than 25% of its total assets in the banking industry or the finance industry, which for purposes of this restriction include asset-backed securities. Members of the fund are being asked to eliminate the requirement that the fund concentrate in the banking or finance industry because the Advisor believes that retaining the current restriction will prohibit the Advisor from managing the fund in accordance with its amended investment objective and its related principal investment strategies. Rather, the Advisor believes that the proposed fundamental restriction set forth below will enhance the fund's ability to pursue its amended investment objective and its related principal investment strategies.

CURRENT: No fund may purchase the securities of an issuer (other than securities issued or guaranteed by the US government, its agencies, or its instrumentalities) if, as a result, more than 25% of the fund's total assets would be invested in the securities of companies whose principal business activities are in the same industry. For purposes of this restriction, wholly owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents. This restriction shall not apply to the Short-Term Fund, which may invest more than 25% of its total assets in the banking industry or in the finance industry (which for purposes of this restriction will be deemed to include all asset-backed securities).

PROPOSED: No fund may purchase the securities of an issuer (other than securities issued or guaranteed by the US government, its agencies, or its instrumentalities) if, as a result, more than 25% of the fund's total assets would be invested in the securities of companies whose principal business activities are in the same industry. For purposes of this restriction, wholly owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.

If the members of the fund approve Proposal 3, such changes will become effective on April 29, 2004. If Proposal 3 is not approved by the members, the fund's current fundamental restriction with respect to the concentration of investments will remain unchanged.


              TIP'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                   MEMBERS OF THE FUND VOTE "FOR" PROPOSAL 3.


VOTE REQUIRED

Approval of Proposals 1, 2 and 3 requires an  affirmative  vote of the lesser of
(i) 67% or more of the fund's shares present at the Meeting if more than 50% of the outstanding shares of the fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the fund.

INFORMATION ABOUT THE FUND

Investors Bank & Trust Company serves as the administrator, transfer agent, dividend-paying agent and custodian for the fund. The address of Investors Bank & Trust Company is 200 Clarendon Street, Boston, Massachusetts 02116.

EOS Fund Services LLC serves as the fund's operations monitoring agent and assists in managing all aspects of the general day-to-day business activities and operations of the fund, except for investment advisory services. The address of EOS Fund Services LLC is 26 West 17th Street, Suite 601, New York, New York 10011.

Quasar Distributors, LLC, serves as the distributor of the fund's shares. The address of Quasar Distributors, LLC is 615 East Michigan Street, Milwaukee, Wisconsin 53202.

MEMBER PROPOSALS

The Meeting is a special meeting of members. TIP is not required to, nor does it intend to, hold regular annual meetings of members. Any members who wish to submit proposals for consideration at a subsequent member meeting should submit written proposals to TIFF Advisory Services, Inc. at 590 Peter Jefferson Parkway, Suite 250, Charlottesville, Virginia 22911 so that the proposals are received within a reasonable period of time prior to the meeting. Timely submission of a proposal does not guarantee its consideration at the meeting.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If other business should properly come before the meeting requiring a vote of members, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the fund.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE BY MAIL IN THE ACCOMPANYING ENVELOPE OR BY FAX TO 434-817-8231. ALTERNATIVELY, YOU MAY VOTE VIA TIFF'S WEBSITE AT WWW.PROXYVOTING.TIFF.ORG. ANY MEMBER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN THOUGH A PROXY HAS ALREADY BEEN RETURNED.

                               TABLE OF EXHIBITS

Exhibit                           Description
A                                 Share Ownership of the Fund
B                                 Proposed Advisory Agreement for the Fund
C                                 Additional Information Regarding Principal
                                  Executive Officers and Directors of the
                                  Advisor and Officers and Directors of the Fund
                                  who are also Officers or Directors of the
                                  Advisor

                                                                       EXHIBIT A


                          SHARE OWNERSHIP OF THE FUND

The following table sets forth the information concerning beneficial ownership as of March 1, 2004 (the "record date") of the fund's shares by each person known to the fund who beneficially owns more than five percent of the voting securities of the fund:



NAME AND ADDRESS OF MEMBER          NUMBER OF SHARES BENEFICIALLY OWNED          PERCENTAGE OF OUTSTANDING SHARES OWNED
Houston Endowment Services
600 Travis, Suite 6400
Houston, TX  77002                       2,121,930.578 shares                      16.88816%
The Atlantic Foundation of New York
125 Park Avenue 21st Floor
New York, NY  10017                      1,785,915.271 shares                      14.21386%
Catholic Medical Center
100 Mcgregor Street
Manchester, NH 03102                     1,375,398.239 shares                      10.94661%
Yale-New Haven Hospital
200 York Street
New Haven, CT 06504                      1,258,180.473 shares                      10.01369%
East Tennessee Foundation
550 West Main Street, Suite 550
Knoxville, TN 37902                      1,156,945.950 shares                      9.20798%
The Alexander and Margaret Stewart Trust
888 17th St. NW Suite 210
Washington, DC 20006                       697,613.961 shares                      5.55221%
New Hampshire Charitable Foundation
37 Pleasant Street
Concord, NH 03301                          674,625.578 shares                      5.36925%
The Wartburg Foundation, Inc.
Wartburg Place
Mt. Vernon, NY 10552                       643,297.164 shares                      5.11991%



No other person owned beneficially 5% or more of the outstanding shares of the fund on the record date.

Share Ownership of Directors and Officers. As of the record date, no director or officer of TIP owned 1% or more of the outstanding shares of the fund.

                                                                       EXHIBIT B

                    AMENDED AND RESTATED ADVISORY AGREEMENT


     AMENDED AND RESTATED ADVISORY AGREEMENT, dated [ ], 2004, between TIFF Investment Program, Inc., a Maryland corporation ("TIP"), for the account of its Short-Term Fund, (the "Fund") and TIFF Advisory Services, Inc., a Delaware corporation (the "Advisor").


     In consideration of the mutual agreements herein made, the parties hereto agree as follows:


     1. ATTORNEY-IN-FACT. TIP hereby appoints the Advisor to act as investment Advisor to the Fund for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

     2. DUTIES OF THE ADVISOR. Under the supervision and subject to the control of TIP's board of directors ("Board") the Advisor shall manage the investment program of the Fund and, in particular, shall perform the following duties in addition to any others that the Board and the Advisor agree are appropriate to support and enhance the investment program of the Fund:

(a) MONEY  MANAGER SELECTION AND  SUPERVISION

     (i) Establish, in consultation with the Board, criteria for identification and selection of money managers for the Fund;

     (ii) Identify, screen and interview money managers for the Fund, analyze the capabilities of such managers, and, subject to review and approval of the Board, select one or more money managers to invest the Fund's assets in light of the capabilities of available managers and expectations as to the way in which the investment programs and styles of each will contribute, in tandem, to the overall performance of the Fund;

     (iii)Negotiate discretionary management agreements between TIP and money managers on suitable terms with particular attention to performance benchmarks and fees, it being understood that (except with respect to assets that are not managed by a money manager, as provided below) the agreements will vest with the money managers, and not with the Advisor, the discretion to select particular investments within the investment program, performance benchmark or benchmarks, investment policies, and restrictions set forth in agreement, and advise the Board, which has final authority for the approval or disapproval of such agreements, as to the terms thereof and other pertinent information with respect thereto;

     (iv) Review periodically the performance of each money manager against the manager's performance benchmark and the manager's overall contribution to the Fund's performance, and make such recommendations to the Board as the Advisor deems appropriate with respect to the continuation, modification, or termination of the agreement with the manager;

     (v) Allocate and reallocate funds to and among money managers in light of changing market conditions, manager performance, and other factors that the Advisor deems relevant with the objective of maximizing the Fund's investment performance;

     (vi) Review the investment objectives, policies and restrictions applicable to the Fund in light of the Fund's performance and make recommendations the Advisor deems appropriate with respect to any changes in such objectives, policies and restrictions.

(b) DIRECT  MANAGEMENT  AND CASH  MANAGEMENT

     (i) With respect to assets of the Fund that are not managed by, or pending allocation to, a money manager, purchase and sell securities and other investments in accordance with the Fund's investment objectives, policies, and restrictions as described in TIP's registration statement under the Investment Company Act of 1940 (the "Act"), as such Registration Statement may be amended from time to time (the "Registration Statement").

     (ii) Arrange for the management of cash invested in the Fund pending its allocation to managers and, when permitted under terms of manager agreements, for the management of cash allocated to managers pending investment in accordance with the Fund's investment program; such arrangements may involve retention of one or more cash managers under agreements negotiated by the Advisor and approved by the Board and may also involve investment by the Advisor in money market instruments and other securities in accordance with TIP's investment policies and restrictions applicable to the management of cash or the acquisition (with appropriate assistance from registered commodity trading Advisors or other registered persons) of futures contracts or derivative instruments providing a synthetic exposure to the investment market consistent with TIP's investment program.

All of the foregoing duties, and any others that may be performed by the Advisor from time to time, shall be performed in accordance with the investment objectives, policies and restrictions set forth in TIP's Registration Statement and in conformity with the Act and other applicable law. The Advisor shall use its best judgment in the performance of its duties under this Agreement.

     3. FURTHER PROVISIONS INVOLVING DIRECT MANAGEMENT AND CASH MANAGEMENT BY THE ADVISOR. The provisions of this section pertain to the direct management by the Advisor of all or a part of the Fund's assets, and to the Advisor's investments for cash management purposes.

     (a) Records. Advisor shall maintain proper and complete records relating to the furnishing of investment management services under this Agreement, including records with respect to the securities transactions required by the 1940 Act and Rules thereunder. All records maintained pursuant to this Agreement shall be subject to examination by TIP and by persons authorized by it during reasonable business hours upon reasonable notice. Records required to be maintained by the 1940 Act shall be the property of TIP; Advisor will preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and shall surrender such records promptly at TIP's request. Upon termination of this Agreement, Advisor shall promptly return records that are TIP's property and, upon demand, shall make and deliver to TIP true complete and legible copies of such other records maintained as required by this Section 3(a) as TIP may request. Advisor may retain copies of records furnished to TIP.

     (b) Reports to Custodian.  Advisor shall provide to TIP's  custodian and to
     TIP  on  each  business  day  information   relating  to  all  transactions
     concerning the managed assets.

     (c) Other Reports. Advisor shall render to the Board such periodic and special reports as the Board may reasonably request.


     (d) Selection of Brokers. Advisor shall place all orders for the purchase and sale of securities on behalf of TIP with brokers or dealers selected by Advisor in conformity with the policy respecting brokerage set forth in the Statement of Additional Information included in the Registration Statement. Neither the Advisor nor any of its officers, employees or affiliates will act as principal or receive any compensation in connection with the purchase or sale of investments by TIP other than the management fees provided for in this Agreement.


     4. STANDARD OF CARE/INDEMNIFICATION. Subject to Section 36 of the Act, the Advisor shall not be liable to TIP for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Fund and the performance of its duties under this Agreement except for losses arising out of the Advisor's bad faith, willful misfeasance or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. TIP agrees to indemnify the Advisor for any claims, losses, costs, damages, or expenses (including fees and disbursements of counsel, but excluding the ordinary expenses of the Advisor arising from the performance of its duties and obligations under this Agreement) whatsoever arising out of the performance of this

     Agreement except for those claims, losses, costs, damages and expenses resulting from the Advisor's bad faith, willful misfeasance or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

     5. OTHER INVESTMENT ACTIVITY. Subject to restrictions imposed by law and by applicable Codes of Ethics adopted by TIP and by the Advisor, Advisor and its directors, officers, affiliates or employees may buy, sell , or trade in any securities for accounts in which they have a beneficial interest and for accounts over which they exercise investment discretion. TIP acknowledges that the Advisor and its officers, directors, and employees may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of for the account of the Fund and that the Advisor will have no obligation to acquire for the Fund a position in any investment which the Advisor, or its officers, directors or employees may acquire, if in the sole discretion of the Advisor, it is not feasible or desirable to acquire a position in such investment for the account of the Fund.


     6. EXPENSES. The Advisor shall pay all of its expenses arising from the performance of its obligations under this Agreement including the costs of office space, equipment, and personnel necessary to discharge those obligations including, in particular, the salaries and expenses of officers of TIP who are officers or employees of the Advisor. The Advisor shall pay all fees, if any, and reimburse all expenses of its directors except to the extent such directors are directors of TIP and expenses relate to attendance at meetings of the Board or any committee thereof or advisors thereto. The Advisor shall not be required to pay any other expenses of TIP, including, without limitation: money manager fees; brokerage commissions; fees and expenses of administrators, independent attorneys, auditors, custodians, accounting agents, and transfer agents including maintenance of books and records which are required to be maintained by TIP's custodian or other agents of TIP; payment for portfolio pricing or valuation service to pricing agents, accountants, bankers and other specialists, if any; taxes; costs of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase and redemption of shares; expenses of registering and qualifying shares of TIP under federal and state laws and regulations; expenses relating to investor and public relations including telephone, telex, facsimile, postage and other communications expenses and expenses of printing and distributing reports, notices and proxy materials to existing shareholders; expenses of printing and filing reports and other documents with governmental agencies; expenses of annual and special shareholders meetings; insurance premiums, including premiums for indemnification insurance for directors and officers of TIP; and extraordinary expenses such as litigation expenses.

     7. COMPENSATION. (a) As compensation for the services performed and the facilities and personnel provided by the Advisor pursuant to this Agreement, TIP will pay to the Advisor promptly at the end of each calendar month, a fee, calculated on each day during such month, at an annual rate of the Fund''s average daily net assets, as follows:

                Assets                                  Annual Rate


                First $500 Million                              0.03%
                Next $500 Million                               0.03%
                Next $500 Million                               0.02%
                Next $500 Million                               0.02%
                Next $500 Million                               0.01%
                Over $2.5 Billion                               0.01%

The Advisor shall be entitled to receive during any month such interim payments of its fee hereunder as the Advisor shall request, provided that no such payment shall exceed 50% of the amount of such fee then accrued on the books of the Fund and unpaid.


     (a) If the Advisor shall serve hereunder for less than the whole of any month, the fee payable hereunder shall be prorated.


     (b) For purposes of this Section 7, the "average daily net assets" of the Fund shall mean the average of the values placed on the Fund's net assets on each day pursuant to the applicable provisions of TIP's Registration Statement.


     8. TERM OF AGREEMENT. This Agreement shall continue in full force and effect until two years from the date hereof, and will continue in effect from year to year thereafter if such continuance is approved in the manner required by the Act, provided that this Agreement is not otherwise terminated. The Advisor may terminate this Agreement at any time, without payment of penalty, upon 60 days' written notice to TIP. TIP may terminate this Agreement with respect to the Fund at any time, without payment of penalty, on 60 days' written notice to the Advisor by vote of either the Board or a majority of the outstanding stockholders of the Fund. This Agreement will automatically terminate in the event of its assignment (as defined by the Act).

     9. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require or to impose any duty upon either of the parties to do anything in violation of any applicable laws or regulations.


     10. RIGHTS RELATING TO CORPORATE NAME. The Advisor and TIP each agree that the phrase "TIFF" or "The Investment Fund for Foundations," which comprises a component of TIP's corporate name, is a property right of The Investment Fund for Foundations. TIP agrees and consents that (i) it will only use the phrase "TIFF" as a component of its corporate name and for no other purpose; (ii) it will not purport to grant to any third party the right to use the phrase "TIFF" for any purpose; (iii) the Advisor or any corporate affiliate of the Advisor may use or grant to others the right to use the phrase "TIFF" or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company, and at the request of the Advisor, TIP will take such action as may be required to provide its consent to such use or grant; and (iv) upon the termination of any investment advisory agreement into which the Advisor and TIP may enter, TIP shall, upon request by the Advisor, promptly take such action, at its own expense, as may be necessary to change its corporate name to one not containing the phrase "TIFF" and following such a change, shall not use the phrase "TIFF" or any combination thereof, as part of its corporate name or for any other commercial purpose, and shall use its best efforts to cause its officers, directors and stockholders to take any and all actions which the Advisor may request to effect the foregoing and recovery to the Advisor any and all rights to such phrase.


     IN WITNESS WHEREOF, TIP and the Advisor have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

ATTEST                                 TIFF    INVESTMENT    PROGRAM,     INC.
By:_______________________             By:_______________________




ATTEST                                  TIFF ADVISORY SERVICES, INC.



By:_______________________              By:_______________________

                                                                       EXHIBIT C



       ADDITIONAL INFORMATION REGARDING PRINCIPAL EXECUTIVE OFFICERS AND
                   DIRECTORS OF THE ADVISOR AND OFFICERS AND
                       DIRECTORS OF THE FUND WHO ARE ALSO
                      OFFICERS OR DIRECTORS OF THE ADVISOR

Name and                Position with the           Position with the
Address*                Advisor                      fund                    Principal Occupation



Richard Flannery       Chief Executive Officer     President and Chief
                                                   Executive Officer         Investment Operation
David Salem            President                   Vice President            Chief Investment Officer
Esther Cash            Vice President              Vice President            Investment Operation
Kerri White            Treasurer                   Not Applicable            Investment Operation
Tina Leiter            Secretary                   Secretary                 Investment Operation
William McLean         Director                    Director                  Chief Investment Officer; Northwestern University

*The business address of each director and principal executive officer of the Advisor is TIFF Advisory Services, Inc., 590 Peter Jefferson Parkway, Suite 250, Charlottesville, Virginia 22911.

                         TIFF INVESTMENT PROGRAM, INC.

                 THIS PROXY FORM IS SOLICITED ON BEHALF OF THE
              BOARD OF DIRECTORS OF TIFF INVESTMENT PROGRAM, INC.

The undersigned hereby appoints Esther Cash, William Vastardis and Bernadette O'Neil, and each of them, proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the TIFF Short-Term Fund (the "fund") in connection with the special meeting of the members of the fund to be held at 10 a.m. Eastern time on April 19, 2004, at the offices of TIFF Advisory Services, Inc., 590 Peter Jefferson Parkway, Suite 250, Charlottesville, Virginia and at any adjournment thereof. When properly executed and returned, this proxy form will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy form will be voted for approval of the Proposals referenced below.

PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF THE PROPOSALS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS. Please indicate your vote by filling in the appropriate box below.

PLEASE COMPLETE, SIGN AND RETURN THIS PROXY FORM AS PROMPTLY AS POSSIBLE BY MAIL IN THE ACCOMPANYING ENVELOPE OR BY FAX TO 434-817-8231. ALTERNATIVELY, YOU MAY VOTE VIA TIFF'S WEBSITE AT WWW.PROXYVOTING.TIFF.ORG. YOU WILL NEED TO ENTER THE CONTROL NUMBER SHOWN BELOW.

PROPOSAL 1: Approval of amended advisory agreement

                        FOR  []          AGAINST  []              ABSTAIN  []

PROPOSAL 2: Approval of amendment to investment objective

                        FOR  []          AGAINST  []              ABSTAIN  []

PROPOSAL 3: Approval of change to fundamental restriction with respect to the concentration of investments

                        FOR  []          AGAINST  []              ABSTAIN  []

In their discretion, the proxies are authorized to vote upon such other business, including any adjournment of the meeting, as may properly come before the meeting.

MEMBER  ______________________                Control Number [999999999]

NUMBER OF SHARES OWNED                        Signature of Authorized Person

TIFF Short-Term Fund  _________
                                               _______________________
                                               Authorized Person

                                               Date